UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2008

FGX INTERNATIONAL HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

British Virgin Islands
(State or other jurisdiction of incorporation)

001-33760	98-0475043
(Commission File Number)	(IRS Employer Identification No.)

500 George Washington Highway Smithfield, Rhode Island 02917

(Address of principal executive offices, including zip code)

(401) 231-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

                (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                (17 CFR 240.13e-4(c))

Item 2.02                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 10, 2008, FGX International Inc. (the “Borrower”), a subsidiary of the registrant, entered into an interest rate swap (the “Swap”) with Bank of America, N.A. pursuant to an ISDA Master Agreement in customary form.  The Borrower entered into the Swap to mitigate its floating rate interest risk on its credit facility entered into on December 19, 2007 and described in the registrant’s December 19, 2007 Form 8-K.  The Swap has an initial notional amount of $49,062,500 and is scheduled to decline to reflect certain scheduled principal payments under the term loan portion of the credit facility.  Under the Swap, the Company will receive a floating interest rate based on 3-month LIBOR and pay a fixed interest rate of 3.22% through maturity of the Swap on December 19, 2012.  Net payments will be made or received quarterly.  Notwithstanding the terms of the Swap, the Borrower is ultimately obligated for all amounts due and payable under the credit facility.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FGX INTERNATIONAL HOLDINGS LIMITED
(Registrant)

March 13, 2008	By:	/s/ Alec Taylor

Alec Taylor
Chief Executive Officer